EXHIBIT 4.4

Tactical Solution Partners, Inc.

SUBSCRIPTION AGREEMENT

INCLUDING INVESTMENT REPRESENTATIONS

The undersigned, ____________________________________________ hereby invests a total amount of $_______________ as a subscription for the purchase of ______________ Units of Tactical Solution Partners, Inc. (the “Company”) at a price of $0.50 per Unit. Each Unit is comprised of two shares of Common Stock, par value $.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”). Unless otherwise agreed to by the Company, the undersigned herewith submits the undersigned’s check payable to “Tactical Solution Partners, Inc.” in full payment for such Units along with this Agreement.

1.

Certain Representations of the Subscriber. In connection with, and in consideration of, the sale of the Units to the undersigned, the undersigned hereby represents and warrants to the Company and its officers, directors, employees, agents and stockholders that the undersigned:

(a)

Has received and is familiar with a copy of the Company’s Private Placement Memorandum dated February 23, 2007.

(b)

Has been given access to full and complete information regarding the Company and has utilized such access to his/her satisfaction for the purpose of obtaining information; and has either attended or been given reasonable opportunity to meet with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering of the Units and to obtain any additional information necessary to verify the accuracy of information provided to the undersigned and does not desire further information.

(c)

Realizes that a purchase of the Units represents a speculative investment involving a high degree of risk.

(d)

Can bear the economic risk of an investment in the Units for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the Unit, and can afford to hold the Units, Common Stock and Warrants indefinitely.

(e)

Realizes that there are significant restrictions on the transferability of the Units, Common Stock and Warrants, that the Units, Common Stock and Warrants have not been registered for sale under the Securities Act of 1933, as amended (the “Act”) or applicable state securities laws (the “State Laws”), and may be sold only pursuant to registration under the Act and State Laws, or an opinion of counsel that such registration is not required.

(f)

Is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Units, Common Stock and Warrants, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative whom such investor intends to use in connection with a decision as to whether to purchase the securities).

2.

Investment Intent. The undersigned has been advised that the Units have not been registered under the Act or the relevant State Laws but are being offered, and will be offered, and sold pursuant to exemptions from the Act and State Laws, and that the Company’s reliance upon such exemptions is predicated in part on the undersigned’s representations contained herein. The undersigned represents and warrants that the securities are being purchased for the undersigned’s own account and for long term investment and without the intention of reselling or redistributing the securities, that the undersigned has made no agreement with others regarding any of the securities, and that the undersigned’s financial condition is such that it is not likely that it will be necessary for the undersigned to dispose of the securities in the foreseeable future. The undersigned is aware that (i) in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the liquidation or settlement of any loan obtained for the acquisition of the securities and for which the securities were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above and (ii) the transferability of the securities is restricted and (A) requires the written consent of the Company, and (B) will be further restricted by a legend placed on the certificate(s) representing the securities containing substantially the following language:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OT OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

The undersigned further represents and agrees that if, contrary to the undersigned’s foregoing intentions, the undersigned should later desire to dispose of or transfer the securities in any manner, the undersigned shall not do so without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such Securities pursuant to the Act and applicable State Laws, or (ii) registration of such securities (it being expressly understood that the Company shall not have any obligation to register such securities ).

3.

Residence. The undersigned represents and warrants that the undersigned is a bona fide resident of (or if an entity is organized or incorporated under the laws of, and is domiciled in), the State (or Country if not in USA) of _______________________________ (INSERT NAME OF STATE OR COUNTRY) and that the securities are being purchased by the undersigned in the undersigned’s name solely for the undersigned’s own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization.

PARAGRAPHS 4 AND 5 ARE REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE ACT AND STATE LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO THE OFFER AND SALE OF THE SECURITIES. ALL OF SUCH INFORMATION WILL BE KEPT CONFIDENTIAL, AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL. The undersigned agrees to furnish any additional information, which the Company or its counsel deems necessary in order to verify the responses set forth below.

4.

Accredited Status. The undersigned represents and warrants as follows (CHECK IF APPLICABLE):

INDIVIDUALS - Check All That Apply

____

(a)

The undersigned is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

____

(b)

The undersigned is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year; or

____

(c)

The undersigned is an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

____

(d)

The undersigned is a director or officer of Tactical Solution Partners, Inc.

ENTITIES - Check All That Apply

____

(e)

The undersigned, if other than an individual, is an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above.

____

(f)

The undersigned is an entity, and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Act. This representation is based on the following (check one or more, as applicable):

____

(i)

The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a) (2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

____

(ii)

The undersigned is an insurance company as defined in Section 2(13) of the Act.

____

(iii)

The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of that Act.

____

(iv)

The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____

(v)

The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

____

(a)

the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

____

(b)

the employee benefit plan has total assets in excess of $5,000,000; or

____

(c)

the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the 1933 Act.

____

(vi)

The undersigned is a private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940.

____

(vii)

The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of purchasing the Units and is one or more of the following (check one or more, as appropriate):

____

(a)

an organization described in Section 501(c) (3) of the Internal Revenue Code; or

____

(b)

a corporation; or

____

(c)

a Massachusetts or similar business trust; or

____

(d)

a partnership.

____

(viii)

The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of purchasing the Securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Securities. (IF ONLY THIS RESPONSE IS CHECKED, please contact the Company to receive and complete an information statement before this subscription can be considered by the Company.)

5.

Entities. If the undersigned is an entity, the individual signing on behalf of such entity and the entity jointly and severally agree and certify that:

(a)

the undersigned was not organized for the specific purpose of acquiring the securities; and

(b)

this Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid, and binding obligation of the undersigned enforceable in accordance with its terms.

6.

Relationship to Securities Brokerage Firms. (PLEASE ANSWER EACH OF THE FOLLOWING QUESTIONS BY CHECKING THE APPROPRIATE RESPONSE.)

(a)

____ YES ____ NO: Are you a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a securities brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

(b)

____ YES ____ NO: Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-law, sisters-in-law or children, or any relative which you support, a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or engaged by, a securities brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

(c)

____ YES ____ NO: Does the Subscriber own voting securities of any securities brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

(d)

____ YES ____ NO: If the undersigned is an entity, is any director, officer, partner or 5% owner of the undersigned also a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by. a securities brokerage firm? (IF YES, please contact the Company to provide additional information before the Subscriber’s subscription can be considered.)

7.

Miscellaneous.

(a)

Manner in Which Title Is to Be Held: (check one)

_____________

Individual Ownership

_____________

Joint Tenant with Right of Survivorship

_____________

Partnership

_____________

Tenants in Common

_____________

Corporation

_____________

Other ______________ (describe)

(b)

The undersigned agrees that the undersigned understands the meaning and legal consequences of the agreements, representations and warranties contained herein, agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Units, and further agrees to indemnify and hold harmless the Company, each current and future officer, director, employee, agent and shareholder from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the undersigned contained herein.

(c)

This Agreement shall be construed and interpreted in accordance with the laws and courts of the State of Delaware.

INDIVIDUAL SUBSCRIBERS:
Signature

Name (Typed or Printed)

Signature (If more than one individual subscriber)

Name (Typed or Printed)

ENTITY SUBSCRIBERS:
Signature

Name (Typed or Printed) and Title

Name of Entity

ALL SUBSCRIBERS:
Street Address

City, State and Zip Code

Business Telephone Number

Fax Telephone Number

Tax I.D. # or Social Security Number

Tactical Solution Partners, Inc. hereby acknowledges receipt from                                                    of such subscriber’s check in the amount of $                                , and accepts this subscription for $               as of                                       ,

Tactical Solution Partners, Inc.

By:
Its: